Exhibit (c)(7)

Conflicts Committee of Höegh LNG Partners LP Discussion Materials May [25], 2022 PRELIMINARY DRAFT SUBJECT TO MATERIAL CHANGES 5/24/2022 11:10 AM

Preliminary Draft – Confidential These materials have been prepared by Evercore Group L.L.C.(“Evercore”) for the Conflicts Committee of the Board of Directors (the “Committee”) of Höegh LNG Partners LP (the “Partnership”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee. These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft – Confidential I II III IV Table of Contents Section Introduction Overview of Evercore Process Situation Overview Valuation of the Common Units Appendix

Preliminary Draft – Confidential I. Introduction

Preliminary Draft – Confidential Introduction ◼ Evercore Group L.L.C. (“Evercore”) is pleased to provide the materials herein to the Conflicts Committee of the Board of Directors (the “Committee”) of Höegh LNG Partners LP (“HMLP” or the “Partnership”), regarding the proposed acquisition by Höegh LNG Holdings Ltd. (“Höegh LNG” or the “Sponsor”) of all outstanding common units of HMLP (the “Common Units”) not already owned by the Sponsor or its affiliates (the “Unaffiliated Unitholders”) and “buy in” HMLP, which will cease to be a publicly traded (the “Proposed Transaction”), in exchange for $9.25 in cash per Common Unit (the “Merger Consideration”) The Merger Consideration, represents a 135.4% premium to HMLP’s unaffected closing unit price of $3.93 as of December 3, 2021, one trading day prior to the Sponsor’s original offer of $4.25 per Common Unit (the “Initial Offer”), and a 34.8% premium to HMLP’s closing unit price of $6.86 as of May 23, 2022 ● The Merger Consideration represents a 117.6% increase from the Initial Offer, which represented an 8.1% premium to HMLP’s unaffected closing unit price of $3.93 as of December 3, 2021 ◼ The following materials review the Proposed Transaction, and include: An introduction, including an overview of the Proposed Transaction, a summary of proposed terms, an overview of the Partnership’s current summary organizational structure and ownership, an analysis of financial metrics implied by the Proposed Transaction and certain issues for consideration An overview of Evercore’s process to evaluate the Proposed Transaction An overview of HMLP’s current market situation and business overview A review of the financial projections for HMLP as provided by Partnership Management and a review of the assumptions utilized by Partnership Management in deriving such financial projections A valuation of the Common Units Overview of the Materials Source: Partnership Management, Partnership materials, FactSet 1

Preliminary Draft – Confidential Introduction Transaction Overview Source: Management Projections, Partnership materials, FactSet (as of 5/23/22), Bloomberg (as of 5/23/22) 1. Includes Morten W. Höegh’s 1.3% ownership of total outstanding common units 2. VWAPs from Bloomberg as of 5/23/22 Buyer ◼ Höegh LNG Holdings Ltd., which currently owns approximately 47% of the total outstanding common units 1 along with the non-economic GP interest in the Partnership ◼ Höegh LNG is beneficially owned by Larus Holdings, a joint venture between Leif Höegh & Co. and Morgan Stanley Infrastructure Partners Proposed Transaction Summary ◼ Höegh LNG submitted an offer to purchase the approximately 53% of outstanding common units not already owned by the Sponsor or its affiliates and “buy in” HMLP, which will cease to be a publicly traded entity ◼ The Transaction would be structured as a merger between the Partnership and a subsidiary of Höegh LNG, with the Partnership surviving the merger as a subsidiary of Höegh LNG Consideration ◼ Unaffiliated Unitholders will receive $9.25 in cash for each common unit held, a 34.8% premium to HMLP’s current unit price and a 41.8% premium to the 30-day VWAP2 ◼ Based on the $9.25 per unit offer price, the Unaffiliated Unitholders would receive total cash consideration of $163.3mm for their approximately 53.0% outstanding common interest in HMLP ◼ Implied TEV of the Proposed Transaction is $773.5mm Timing & Approvals ◼ Approval of Conflicts Committee of Board of Directors of HMLP, Board of Directors of HMLP and Board of Directors of Höegh LNG ◼ The Proposed Transaction assumes transaction will be subject to approval by holders of the majority of the outstanding HMLP common units Other ◼ The Proposed Transaction will be taxable to the Unaffiliated Unitholders ◼ The Proposed Transaction will be subject to SEC Rule 13E-3 ◼ The Preferred Series A units are to remain unchanged and outstanding 2 Opinion Requested: Evercore has been asked by the Conflicts Committee, whether, in Evercore’s opinion, as of the date of the opinion, the Merger Consideration to be paid in the Proposed Transaction is fair, from a financial point of view, to the Partnership’s Unaffiliated Unitholders

Preliminary Draft – Confidential Introduction Transaction Overview ◼ A subsidiary of Höegh LNG to merge with and into the Partnership, with the Partnership surviving the merger as a subsidiary of Höegh LNG Consideration ◼ Each Common Unit, other than Common Units held by Sponsor and its affiliates will be converted into the right to receive $9.25 per Common Unit in cash without any interest Key Conditions to Closing ◼ Approval by majority of the outstanding Common Units ◼ Required clearances ◼ No injunction prohibiting the merger ◼ Bring down of reps and warranties, performance of covenants ◼ No MAE (Sponsor condition) ◼ Certain third-party consents (listed on a schedule) (Sponsor condition) Deal Protection ◼ [The Partnership is subject to no-shop restrictions; the Conflicts Committee may change recommendation, subject to five business-day re-negotiation right obligation] ◼ The Partnership may not change recommendation or terminate to accept superior proposal and is required to submit transaction to unitholders vote (“force the vote”) Regulatory Efforts ◼ Parties obligated to use reasonable best efforts to obtain regulatory approvals necessary for closing, but parties are not obligated to agree to any disposition or behavioral or other remedies Timing ◼ Outside Date: November 23, 2022 Source: Draft, dated May [24], 2022, of Agreement and Plan of Merger 3 Selected Terms of the Merger Agreement TBU – Subject to Final Merger Agreement

Preliminary Draft – Confidential

Introduction

($ in thousands)

Organizational Structure and Ownership Summary

Current Ownership Breakdown

# Institutional Holders	Units (000s)	%	Simple Value of Position[1]
1 JPMorgan Securities LLC	927	2.8%	$6,360
2 Renaissance Technologies LLC	706	2.1%	4,846
3 Prescott Group Capital Management LLC	551	1.7%	3,780
4 Invesco Advisers, Inc.	481	1.4%	3,300
5 Verition Fund Management LLC	279	0.8%	1,917
6 Citigroup Global Markets, Inc.	272	0.8%	1,868
7 Marshall Wace LLP	142	0.4%	973
8 Privium Fund Management (UK) Ltd.	62	0.2%	427
9 Belvedere Trading LLC	46	0.1%	318
10 Maven Investment Partners US Ltd.	45	0.1%	308
– Other	256	0.8%	1,755
Total Institutional Holders	**3,769**	**11.3%**	**$25,852**
Total Implied L.P. Retail Holders	**13,890**	**41.6%**	**$95,286**

# L.P. Insiders	Units (000s)	%	Simple Value of Position
1 Hoegh Lng Holdings Ltd.	15,257	45.7%	$104,666
2 Morten W. Hoegh	441	1.3%	3,026
3 Stohle Sveinung J S	16	0.0%	109
Total L.P. Insiders	**15,714**	**47.1%**	**$107,801**
Total L.P. Units	**33,373**	**100.0%**	**$228,939**
Total Partnership Common Units	**33,373**	**100.0%**	**$228,939**

Unitholder Ownership Structure[1]


Unaffiliated Unitholders
Höegh LNG Holdings & Affiliated Unitholders2
Institutional Holders of HMLP Common Units
Retail / Other Common Unitholders
47.0% LP Interest
7.5% LP Interest
45.4% LP Interest
Höegh LNG Partners LP

Source: FactSet (as of 5/23/22), Partnership materials

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Note: Unit price of $6.86 as of 5/23/22; Ownership Structure does not sum to 100% due to Stohle Sveinung J S insider ownership position of less than 1%
1. Does not include full value of G.P. interest or value of IDRs
2. Includes units owned by Sponsor and Morten W. Höegh, an affiliated unitholder in the Proposed Transaction

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Introduction

Transaction Negotiation Overview

($ in millions, except per unit data)

Offer Date:		**12/6/21**	**4/12/22**	**5/17/22**	**5/20/22**		**5/21/22**	**5/21/22**
HMLP Common Unit Price Consideration:		**$4.25**	**$8.00**	**$11.00**	**$8.00**	**- $8.99[1]**	**$9.50**	**$9.25**
Offeror:		**Sponsor (Public Offer)**	**Sponsor**	**Committee**	**Sponsor**		**Committee**	**Sponsor**
Implied Premium / (Discount):								
HMLP Unaffected Unit Price of $3.93 as of 12/3/21		8%	104%	180%	104%	129%	142%	135%
HMLP Current Unit Price of $6.86 as of 5/23/22		(38%)	17%	60%	17%	31%	38%	35%
10-day VWAP of $6.31[2]		(33%)	27%	74%	27%	42%	51%	47%
30-day VWAP of $6.52[2]		(35%)	23%	69%	23%	38%	46%	42%
90-day VWAP of $6.07[2]		(30%)	32%	81%	32%	48%	56%	52%
Total Partnership Common Units Outstanding		33.373	33.373	33.373	33.373	33.373	33.373	33.373
Implied HMLP Equity Value (100%)		**$141.8**	**$267.0**	**$367.1**	**$267.0**	**$300.0**	**$317.0**	**$308.7**
(+) Preferred Equity as of 5/23/22[3]		171.8	171.8	171.8	171.8	171.8	171.8	171.8
(+) Total Debt Outstanding as of 3/31/22[4]		396.8	396.8	396.8	396.8	396.8	396.8	396.8
(–) Accumulated Profits of JVs as of 3/31/22[4]		(47.6)	(47.6)	(47.6)	(47.6)	(47.6)	(47.6)	(47.6)
(–) Cash and Cash Equivalents as of 3/31/22[4,5]		(56.2)	(56.2)	(56.2)	(56.2)	(56.2)	(56.2)	(56.2)
Implied HMLP Enterprise Value		**$606.6**	**$731.8**	**$831.9**	**$731.8**	**$764.8**	**$781.8**	**$773.5**
TEV / EBITDA	**Metric[6]**							
2022E	$107.8	5.6x	6.8x	7.7x	6.8x	7.1x	7.3x	7.2x
2023E	107.6	5.6	6.8	7.7	6.8	7.1	7.3	7.2
P / NAV	**Metric[7]**							
Appraised Value (NAV)	$386.5	0.37x	0.69x	0.95x	0.69x	0.78x	0.82x	0.80x
Common Units Owned by Unaffiliated Unitholders		17.659	17.659	17.659	17.659	17.659	17.659	17.659
HMLP Common Unit Consideration		$4.25	$8.00	$11.00	$8.00	$8.99	$9.50	$9.25
Implied Offer Value to Unaffiliated Unitholders		**$75.0**	**$141.3**	**$194.2**	**$141.3**	**$158.8**	**$167.8**	**$163.3**

Source: FactSet (as of 5/23/22), Bloomberg (as of 5/23/22), Partnership Management

1. The Sponsor indicated that any counter the Committee puts forth should "start with an 8", or as interpreted by the Committee and its advisors, be in the $8.00-8.99 range
2. VWAPs from Bloomberg calculated as of 5/23/22
3. Preferred equity value is based on 7.089mm outstanding units at a price of $24.23 (as of 5/23/22)
4. Represent draft Q1 2022 balance sheet figures provided by Partnership Management on 5/23/22

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5. Cash balance includes restricted cash
6. EBITDA projections reflect management Case 7 assumptions; Excludes share of results from JVs
7. Based on average of charter-free appraised values indicated in Fearnleys and Braemar appraisal reports dated May 2022, as provided by Partnership. Neptune and Cape Ann asset values adjusted for 50% ownership

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential Introduction Key Partnership Issues for Consideration Source: Partnership Management, Partnership materials ◼ PGN and its now parent company, Pertamina, filed a notice of arbitration against HMLP in August 2021, which sought to nullify the charter currently in-place with HMLP for use of the Lampung FSRU The Lampung is currently chartered out with PGN through October 2034 at a capex rate of $110k/d and is fitted with specialized equipment that allow it to connect to its terminal in Indonesia Upon commencing the dispute in August 2021, PGN was dissatisfied with the contract due to its low utilization of the Lampung and the high cost of the vessel relative to the market environment at the time ◼ While the Partnership has received two legal opinions from Indonesian experts supporting its case against PGN, PGN is ultimately a government-affiliated organization and may have preferential treatment in an arbitration ◼ However, since the start of the PGN dispute, the market has improved and PGN may have less incentive to pursue the arbitration due to the tight market for alternative FSRUs and current FSRU rates PGN Dispute 6 Less Alignment with Sponsor ◼ While the $12.00 New Fortress Energy (NFE) indication for all outstanding LP units (including Sponsor-affiliated units) in a control transaction represents incremental value versus the $9.25 offer from the Sponsor, the Committee did not view it as a viable alternative In its original NBO for the units, the Sponsor stated it would not consider any third-party offer for the unaffiliated units outstanding; upon receipt of the NFE indication, the Sponsor and its advisors reiterated to the Committee and its advisors that it would not consider NFE’s proposal or any other proposal for sale of its units The NFE indication was non-binding and subject to diligence, which could have materially altered perceived value ◼ When HLNG was taken private in March 2021, some provisions of the Omnibus Agreement between HMLP and the Sponsor were terminated, allowing HLNG to formally compete with HMLP ◼ In tandem with the onset of the Lampung arbitration, the Sponsor announced it would not extend the $85mm internal RCF to the Partnership, thus limiting liquidity and risking the Partnership’s cash flows ◼ Furthermore, the Sponsor has stated that given the Partnership’s cost of equity, the Sponsor would be unlikely to provide dropdown transactions to HMLP, thus limiting future growth prospects New Fortress Energy Indication of Interest

Preliminary Draft – Confidential II. Overview of Evercore Process

Preliminary Draft – Confidential Overview of Evercore Process ◼ In connection with our evaluation, Evercore has, among other things: i. Reviewed certain publicly available business and financial information relating to HMLP that we deemed to be relevant, including publicly available research analysts’ estimates ii. Reviewed certain internal projected financial data relating to HMLP, reflecting seven management cases (the “Management Cases”), in each case prepared and furnished to us by management of the MLP as approved for our use by the Conflicts Committee (the “Management Projections”); iii. Reviewed certain third-party charter free vessel appraisals of the vessels of HMLP furnished to us by management of HMLP as approved for our use by the Conflicts Committee (the “Appraisals”); iv. Reviewed certain reports prepared for the Conflicts Committee by Poten & Partners Inc.; v. Discussed with the Conflicts Committee and management of HMLP their assessment of the past and current operations of HMLP, the current financial condition and prospects of HMLP, and the Forecasts under each of the Management Cases; vi. Reviewed the reported prices and the historical trading activity of the Common Units; vii. Compared the financial performance of HMLP and its stock market trading multiples with those of certain other publicly traded master limited partnerships and other companies that we deemed relevant; viii. Compared the financial performance of HMLP and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant; ix. Reviewed the financial terms and conditions of a draft, dated [●], 2022, of the Merger Agreement; and x. Performed such other analyses and examinations and considered such other factors that we deemed appropriate. Evercore Evaluation Process 7

Preliminary Draft – Confidential Overview of Evercore Process Evercore Evaluation Process: Selected Provisions ◼ For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the MLP that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. ◼ With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the MLP as to the future financial performance of the MLP under each of the Management Cases, as applicable, and that each of the Management Cases reflects the good faith judgment of management as to a reasonably likely alternative with respect to the maters reflected therein. ◼ We express no view as to the Forecasts or the Appraisals, or the assumptions on which they are based, as applicable, including the assumptions reflected in the Management Cases. We have relied, at your direction, without independent verification, upon the assessments of the management of the MLP as to the future operational performance of the MLP, including but not limited to, charter revenues, commissions, operating expenses, administrative expenses and other fees and expenses. ◼ For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. ◼ We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the MLP or the consummation of the Merger or reduce the contemplated benefits to the holders of Common Units of the Merger. ◼ We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Common Units (other than the Sponsor Entities and their affiliates), from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the MLP, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the MLP, or any class of such persons, whether relative to the Merger Consideration or otherwise. 8

Preliminary Draft – Confidential III. Situation Overview

Preliminary Draft – Confidential

Situation Overview

($ in millions, except per unit data)

Summary Market Data

Public Market Overview

As of 5/23/22	
HMLP Common Unit Price (5/23/22)	$6.86
52-Week High	*18.17*
52-Week Low	*3.77*
Partnership Common Units Outstanding	33.373
Equity Value	**$228.9**
(+) Preferred Equity as of 5/23/22[1]	171.8
(+) Total Debt Outstanding as of 3/31/22	396.8
(–) Accumulated Profits of JVs as of 3/31/22	(47.6)
(–) Cash and Cash Equivalents as of 3/31/22	(56.2)
Enterprise Value	**$693.7**

Trading Multiples

	Metric		Multiple	
	FactSet	**Mgmt**	**FactSet**	**Mgmt**
EV / EBITDA				
2022E	$115.2	$107.8	6.0x	6.4x
2023E	120.5	107.6	5.8	6.4
Distribution Yields				
2022E		$0.04		0.6%
2023E		0.04		0.6%

	Metric	Multiple
P / NAV[2]	$386.5	0.59x

Capital Structure

As of 3/31/22	
Total Debt	$396.8
(–) Cash and Equivalents	(56.2)
Net Debt	**$340.6**
Book Value of Common Equity	$389.1
Book Value of Preferred Equity	176.1
Enterprise Value (Book Value)	**$905.8**
Net Debt / Enterprise Value (Book Value)[3]	37.6%
Net Debt / 2022E EBITDA[3]	4.7x
Net Debt / 2023E EBITDA[3]	4.7
Gross Charter-Free LTV[3,4,5]	69.1%
Net Charter-Free LTV[3,4,5]	63.8%

Debt Details

Facility	Balance	Maturity
Parent RCF	$24.5	1/1/23
385 RCF	63.1	1/30/26
PGN FSRU Lampung	71.2	10/31/21 - 10/31/26
Höegh Gallant and Höegh Grace	243.2	1/30/26 - 7/30/28
Amortizing Debt Issuance Cost	(5.1)	
Total Debt	**$396.8**	

JV Debt Details

Facility	Balance	Maturity
Neptune (50% Ownership)	$82.2	11/30/21 - 10/31/29
GDF Suez Cape Ann (50% Ownership)	87.4	6/1/22 - 4/30/30
Total JV Debt	**$169.6**	

Source: Management Projections, Partnership materials, FactSet (as of 5/23/22)
Note: Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22
1. Preferred equity value is based on 7.089mm outstanding units at a price of $24.23 (as of 5/23/22)
2. Based on Evercore's NAV analysis contained herein. Assumes charter-free appraised values indicated in Fearnleys and Braemar appraisal reports dated May 2022, as provided by Partnership Management. Neptune and Cape Ann asset values adjusted for 50% ownership
3. Calculated as gross (net) debt divided by the sum of the Lampung, Gallant, Grace and 50% of the Neptune and Cape Ann average charter-free appraisal values; debt values inclusive of 50% proportional JV debt
4. Figures exclude share of results of joint ventures

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HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential $6.86 $4.00 $5.00 $6.00 $7.00 $8.00 Dec-21 Jan-22 Feb-22 Apr-22 May-22 Situation Overview Source: FactSet (as of 5/23/22) 10 $8.00 HMLP Offer on 4/12/22 Unit Price Performance Since the Initial Offer $12.00 NFE Offer on 5/9/22 Russia Invades Ukraine on 2/24/22

Preliminary Draft – Confidential Situation Overview Source: FactSet (as of 5/23/22), Bloomberg (as of 5/23/22) Note: Based on closing price data. Public float defined as common units held by entities unaffiliated with the Sponsor. VWAPs from Bloomberg as of 5/23/22 1. On February 24th, 2022, Russia launched its invasion of Ukraine 11 From Initial Offer to Present % of Units Traded Cumulative Multiple of Public Float Trading Analysis Since the Initial Offer 38.7% 7.6% 2.8% 0.0% 16.2% 19.5% 11.6% 3.6% 0.5x 0.6x 0.6x 0.6x 0.9x 1.1x 1.3x 1.3x 0.5x 1.0x 1.5x 0.0% 25.0% 50.0% $4.00 - $4.50 $4.50 - $5.00 $5.00 - $5.50 $5.50 - $6.00 $6.00 - $6.50 $6.50 - $7.00 $7.00 - $7.50 $7.50 - $8.00 Cumultative Multiple of Public Float # of Units Traded 5.2% 9.8% 4.4% 0.0% 25.7% 30.9% 18.3% 5.7% 0.0x 0.1x 0.2x 0.2x 0.4x 0.6x 0.8x 0.8x 0.0x 0.3x 0.6x 0.9x 1.2x 0.0% 10.0% 20.0% 30.0% 40.0% $4.00 - $4.50 $4.50 - $5.00 $5.00 - $5.50 $5.50 - $6.00 $6.00 - $6.50 $6.50 - $7.00 $7.00 - $7.50 $7.50 - $8.00 Cumultative Multiple of Public Float # of Units Traded From Invasion of Ukraine1 to Present Low Unit Price: $4.22 Date: 1/26/22 High Unit Price: $7.89 Date: 3/30/22 VWAP from 2/25/22-5/23/22: $6.41 High Unit Price: $7.89 Date: 3/30/22 Low Unit Price: $4.33 Date: 2/25/22 VWAP from 12/6/21-5/23/22: $5.65

Preliminary Draft – Confidential

Situation Overview

($ in millions, except per day data)

Detailed Fleet Overview

Vessel Name	Year Delivered	Age (Years)	Capacity (cbm)	Ownership (%)	Earliest Charter Expiry	Charter Rate (USD / Day)	Charter-Free Appraised Value (May '22) Fearnleys	Braemar	Average
FSRU Vessels									
Neptune	2009	12.5	145,000	50%	11/30/29	$112,835[1]	$190	$205	$198
Cape Ann	2010	12.0	145,000	50%	6/1/30	109,159[2]	184	200	192
PGN FSRU Lampung	2014	8.1	170,000	100%	10/31/34	141,258[3]	265	300	283
Höegh Gallant	2014	7.6	170,000	100%	12/1/31	129,000[4]	275	300	288
Höegh Grace	2016	6.2	170,000	100%	12/31/26	151,481[5]	282	325	304
Total Value[6]							**$1,196**	**$1,330**	**$1,263**
Weighted Average Age (Years)									**8.8**[7]

JV Vessels

Source: Partnership materials
Note: JV vessel figures shown on a 100% consolidated basis
1. Inclusive of $90k capex, $23k opex and $0 tax element rates per day
2. Inclusive of $90k capex, $19k opex and $0 tax element rates per day
3. Inclusive of $110k capex, $22k opex and $10k tax element rates per day
4. Inclusive of $60k capex, $25k opex, $0k tax element rates per day and $44k per day make-whole payment from the Sponsor, which ends in August 2025
5. Inclusive of $114k capex, $25k opex and $12k tax element rates
6. Total value is shown on a 100% consolidated basis regarding JV vessels
7. As of 5/23/2022. Weighted by average charter free asset value

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HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential Situation Overview Charter Profile Vessel Counterparty CapEx Rate1 Opex Rate1 Gross Charter Rate1 Initial Charter Duration (Years) Neptune TGPL $90,048 $22,787 $112,835 Cape Ann TGPL 90,048 19,111 109,159 PGN FSRU Lampung PGN 110,000 21,609 141,258 Höegh Gallant NFE 60,000 25,000 129,000 Höegh Grace SPEC 114,481 25,049 151,481 7.5 8.0 12.4 9.5 4.6 - 3.0 6.0 9.0 12.0 15.0 Weighted average4 remaining initial charter duration of 8.4 years (assumes extension options not exercised) Source: Partnership materials Note: JV vessel figures shown on a 100% consolidated basis 1. Based on initial charter 2. Lampung and Grace figures include tax element rates of $10k and $12k per day, respectively 3. Includes $44k per day make-whole payment from the Sponsor, which ends in August 2025 4. Weighted based on gross charter rate. Extension options not included as they are assumed not to be exercised in management analysis 2 2 13 3

Preliminary Draft – Confidential

Situation Overview

($ in millions, except per day data)

Key Management Projections Assumptions

Fleet

- Three fully-owned vessels
- Two 50% ownership joint venture vessels
- Assumed useful life of 35-years per vessel

Utilization

- Utilization based on drydock and offhire schedules
- Drydock assumed in five year increments for each vessel
- Offhire assumed as 20 days, except for *Lampung* and *Grace*, which are assumed as 24 and 30 days, respectively

Charter Schedule

- Assumes that ships roll to subsequent time charter contracts following the completion of scheduled charter expiration[1]

Expenses / Costs

- Direct expenses, corporate G&A, dry docking expense and baseline vessel opex assumed to grow at 5.0% inflation over 2023 and 2024 and 2.0% thereafter
- Assumes the below annual corporate level expenses[2]:

Vessel	Income Tax	Withholding Tax	G&A Expenses
PGN FSRU Lampung	$6.4	$1.6	
Höegh Gallant	0.2	0.1	
Höegh Grace	2.6	0.3	
Total	**$9.2**	**$2.0**	**$7.2**

Scrap Value

- Assumes the below scrap values and scrap dates:

Vessel	Scrap Value	Scrap Date
PGN FSRU Lampung	$13.5	4/22/49
Höegh Gallant	13.5	11/4/49
Höegh Grace	13.5	3/29/51
Neptune	12.1	11/30/44
Cape Ann	12.1	6/1/45

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14

Source: Management Projections
1. PGN FSRU Lampung sensitized across cases which consider the early termination of its current charter
2. Figures in 2022 nominal values

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Situation Overview

Key Management Projections Assumptions (Cont'd)

Summary of Key Assumptions by Vessel

PGN FSRU Lampung by Case

	Item	Case 1	Case 2	Case 3	Case 4	Case 5	Case 6	Case 7
Arbitration & Capacity Upgrade	Annual PGN Arbitration Costs ($mm)	$4.0	$4.0	$4.0	$4.0	$4.0	$4.0	$4.0
	Arbitration Costs End Date	10/31/22	10/31/22	10/31/22	10/31/22	10/31/22	12/31/23	12/31/23
	Termination / Sale Proceeds ($mm)	$ -	$ -	$280.0	$160.0	$100.0		
	Capacity Upgrade Costs ($mm)[1,2]				75.0	75.0	75.0	75.0
Recharter Assumptions	First Recharter Capex Rate ($k/d)	$90.0	$80.0		$65.0	$65.0	$65.0	$65.0
	Subsequent Recharter Capex Rate ($k/d)	90.0	80.0		65.0	65.0	65.0	65.0
	Opex Rate ($k/d)	31.3	31.3		20.6	20.6	20.6	20.6
	Opex Cost ($k/d)	24.8	24.8		20.6	20.6	20.6	20.6
	Annual Comissions Expense ($mm)	1.5	1.5		0.8	0.8	0.8	0.8

All Other Vessels

	Item	Current Contract	Idle Assumption	Long-Term Assumption
Höegh Gallant	Capex Rate ($k/d)[3]	$60.0	$ -	$70.0
	Opex Rate ($k/d)	25.0	-	20.6
	Tax Element ($k/d)	-	-	-
	Opex Cost ($k/d)	22.6	17.0	20.6
	Annual Commissions Expense ($mm)	0.2	0.0	0.8
Höegh Grace	Capex Rate ($k/d)	$114.5	$ -	$70.0
	Opex Rate ($k/d)	25.0	-	20.6
	Tax Element ($k/d)	12.0	-	-
	Opex Cost ($k/d)	25.2	18.0	20.6
	Annual Commissions Expense ($mm)	0.8	0.0	0.8
Neptune	Capex Rate ($k/d)	$90.0	$ -	$35.0
	Opex Rate ($k/d)	22.8	-	20.6
	Tax Element ($k/d)	-	-	-
	Opex Cost ($k/d)	20.0	21.8	20.6
	Annual Commissions Expense ($mm)	0.8	0.0	0.8
Cape Ann	Capex Rate ($k/d)	$90.0	$ -	$35.0
	Opex Rate ($k/d)	19.1	-	20.6
	Tax Element ($k/d)	-	-	-
	Opex Cost ($k/d)	17.2	21.8	20.6
	Annual Commissions Expense ($mm)	0.8	0.0	0.8

Source: Management Projections
Note: Figures in 2022 nominal values

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1. Financial model provided by Partnership Management on 4/8/22 assumed $35mm in capacity upgrade costs, which was subsequently revised to a midpoint $75mm estimate
2. Financial model provided by Partnership Management on 4/8/22 assumed 2 month idle period for capacity upgrade in Case 7, which was subsequently revised to a 4 month estimate
3. *Gallant* assumed to receive additional make-whole payment of $44k per day from the Sponsor until August 2025

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential Situation Overview 16 Source: Management Projections Key Management Projections Assumptions – Sensitivity Cases on the Lampung Case 1 ◼ PGN contract is amended starting in November 2022 Capex rate is reduced from $110k/d to $90k/d Contract length is extended 5 years Vessel ownership is transferred to PGN at the end of the contract (Nov. 2039) for $1 ◼ Lampung debt continues as is; no change in distribution to unitholders Case 2 ◼ PGN contract is amended starting in November 2022 Capex rate is reduced from $110k/d to $80k/d Contract length is extended 5 years Vessel ownership is transferred to PGN at the end of the contract (Nov. 2039) for $1 ◼ Lampung debt continues as is; no change in distribution to unitholders Case 3 ◼ PGN buys the vessel for $280mm in November 2022 and the contract terminates ◼ HMLP repays Lampung debt and redeems all preferred units at par ◼ HMLP repays the drawn amount under the external RCF Case 4 ◼ PGN pays $160mm to HMLP to terminate the contract in November 2022 ◼ Lampung is idle for 18 months - upgraded for $75mm and incurs opex while idle ◼ Redeployed at a capex rate of $65k/d, and operated for remaining useful life. Assumes 10 year contract duration for new employment and 9 months idle time between each renewal with $5mm class renewal cost Case 5 ◼ PGN pays $100mm to HMLP to terminate the contract in November 2022 ◼ Lampung is idle for 18 months - upgraded for $75mm and incurs opex while idle ◼ Redeployed at a capex rate of $65k/d, and operated for remaining useful life. Assumes 10 year contract duration for new employment and 9 months idle time between each renewal with $5mm class renewal cost ◼ Distribution suspended for common and preferred units over 2023 and thereafter reinstated at same level as today Case 6 ◼ PGN wins arbitration and the contract is terminated in January 2024 without any compensation ◼ Lampung is idle for 18 months - upgraded for $75mm and incurs opex while idle ◼ Redeployed at a capex rate of $65k/d, and operated for remaining useful life. Assumes 10 year contract duration for new employment and 9 months idle time between each renewal with $5mm class renewal cost ◼ Distribution suspended for common and preferred units between Q1 2025 and Q4 2027 and thereafter reinstated at same level as today Case 7 ◼ PGN contract remains in place through 2034, the vessel is then upgraded for $75mm assumed idle for four months. Vessel incurs opex while idle ◼ Redeployed at a capex rate of $65k/d, and operated for remaining useful life. Assumes 10 year contract duration for new employment and 9 months idle time between each renewal with $5mm class renewal cost

Preliminary Draft – Confidential Situation Overview Summary Financial Projections – Case 1 ($ in millions) 17 Source: Management Projections 1. EBITDA figures exclude share of results of JVs Provided by Partnership Management For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E 2027E 2028E Revenues $147.0 $141.8 $142.5 $135.9 $125.7 $103.1 $106.8 (–) Vessel Operating Expenses (26.4) (27.3) (28.5) (28.6) (29.3) (28.9) (29.7) (–) Adminstrative Expenses (13.4) (10.1) (10.6) (10.8) (11.0) (11.3) (11.6) EBITDA1 $107.2 $104.3 $103.4 $96.5 $85.3 $62.9 $65.5 Cash Flow Detail EBITDA1 $107.2 $104.3 $103.4 $96.5 $85.3 $62.9 $65.5 (+) Receipt of Repayment from Lampung Finance Lease 5.6 5.9 6.2 6.5 6.8 7.0 7.3 (+) Distributions from JVs - 2.7 2.7 3.2 5.4 5.4 5.0 (–) Taxes (11.2) (11.2) (11.2) (11.2) (11.2) (11.2) (11.2) Cash Flow from Operations $101.6 $101.7 $101.1 $95.0 $86.4 $64.2 $66.6 (+) Vessel Sale Proceeds $ - $ - $ - $ - $ - $ - $ - (–) Drydock Capex --(8.3) -(4.0) -- (–) Repayment / Proceeds of Shareholder Loans (2.5) 6.6 2.7 2.2 --- Cash Flow from Investing ($2.5) $6.6 ($5.6) $2.2 ($4.0) $ - $ - (–) Debt Service (Amort. and Interest) ($66.7) ($59.0) ($55.6) ($53.1) ($31.4) ($28.0) ($26.9) (–) Repayment Debt ----(140.8) -- (–) Borrowings, Net of Fees ---- 148.5 -- (–) Draw / Repayment - 385 RCF (8.5) (30.8) (23.8) ---- (–) Draw / Repayment - Internal RCF (24.8) ------ (–) Cash Distributions (16.8) (16.8) (16.8) (16.8) (16.8) (16.8) (16.8) (–) Change in Restricted Cash and Others (1.6) (0.5) 3.6 8.3 1.2 -- Cash Flow from Financing ($118.4) ($107.1) ($92.6) ($61.6) ($39.4) ($44.9) ($43.8) Liquidity Metrics Change in Cash ($19.2) $1.2 $3.0 $35.6 $43.0 $19.3 $22.8 Ending Cash Balance 23.3 24.5 27.5 63.1 106.1 125.4 148.2 385 RCF Available Drawings 8.5 39.3 63.1 63.1 --- Leverage Metrics Gross Debt / LTM EBITDA 3.1x 2.5x 1.9x 1.5x 1.6x 1.8x 1.4x Net Debt / LTM EBITDA 2.9 2.3 1.7 0.9 0.3 NM NM

Preliminary Draft – Confidential Situation Overview Summary Financial Projections – Case 2 ($ in millions) 18 Source: Management Projections 1. EBITDA figures exclude share of results of JVs Provided by Partnership Management For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E 2027E 2028E Revenues $146.4 $138.1 $137.1 $132.3 $122.0 $99.4 $103.1 (–) Vessel Operating Expenses (26.4) (27.3) (29.2) (28.6) (29.3) (28.9) (29.7) (–) Adminstrative Expenses (13.4) (10.1) (10.6) (10.8) (11.0) (11.3) (11.6) EBITDA1 $106.6 $100.7 $97.3 $92.9 $81.7 $59.2 $61.8 Cash Flow Detail EBITDA1 $106.6 $100.7 $97.3 $92.9 $81.7 $59.2 $61.8 (+) Receipt of Repayment from Lampung Finance Lease 5.6 5.9 6.2 6.5 6.8 7.0 7.3 (+) Distributions from JVs - 2.7 2.7 3.2 5.4 5.4 5.0 (–) Taxes (11.2) (11.2) (11.2) (11.2) (11.2) (11.2) (11.2) Cash Flow from Operations $101.0 $98.1 $95.1 $91.4 $82.7 $60.5 $62.9 (+) Vessel Sale Proceeds $ - $ - $ - $ - $ - $ - $ - (–) Drydock Capex --(8.3) -(4.0) -- (–) Repayment / Proceeds of Shareholder Loans (2.5) 6.6 2.7 2.2 --- Cash Flow from Investing ($2.5) $6.6 ($5.6) $2.2 ($4.0) $ - $ - (–) Debt Service (Amort. and Interest) ($66.4) ($58.5) ($55.7) ($53.2) ($32.2) ($28.0) ($26.9) (–) Repayment Debt ----(140.8) -- (–) Borrowings, Net of Fees ---- 148.5 -- (–) Draw / Repayment - 385 RCF (8.5) (28.2) (20.8) (5.6) --- (–) Draw / Repayment - Internal RCF (24.8) ------ (–) Cash Distributions (16.8) (16.8) (16.8) (16.8) (16.8) (16.8) (16.8) (–) Change in Restricted Cash and Others (1.3) - 2.8 7.5 2.0 -- Cash Flow from Financing ($117.7) ($103.5) ($90.7) ($68.1) ($39.4) ($44.9) ($43.8) Liquidity Metrics Change in Cash ($19.2) $1.2 ($1.2) $25.5 $39.4 $15.7 $19.2 Ending Cash Balance 23.3 24.5 23.3 48.9 88.2 103.9 123.0 385 RCF Available Drawings 8.5 36.6 57.5 63.1 --- Leverage Metrics Gross Debt / LTM EBITDA 3.1x 2.6x 2.0x 1.6x 1.6x 1.9x 1.5x Net Debt / LTM EBITDA 2.9 2.5 1.9 1.1 0.6 0.1 NM

Preliminary Draft – Confidential Situation Overview Summary Financial Projections – Case 3 ($ in millions) 19 Source: Management Projections 1. EBITDA figures exclude share of results of JVs Provided by Partnership Management For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E 2027E 2028E Revenues $141.0 $102.8 $103.6 $96.7 $86.5 $63.9 $67.5 (–) Vessel Operating Expenses (24.9) (17.8) (18.3) (18.5) (19.0) (18.3) (18.9) (–) Adminstrative Expenses (13.1) (8.5) (8.9) (9.1) (9.3) (9.5) (9.8) EBITDA1 $103.0 $76.5 $76.3 $69.2 $58.3 $36.1 $38.8 Cash Flow Detail EBITDA1 $103.0 $76.5 $76.3 $69.2 $58.3 $36.1 $38.8 (+) Receipt of Repayment from Lampung Finance Lease 4.2 ------ (+) Distributions from JVs - 2.7 2.7 3.2 5.4 5.4 5.0 (–) Taxes (11.2) (3.1) (3.1) (3.1) (3.1) (3.1) (3.1) Cash Flow from Operations $96.0 $76.0 $75.9 $69.3 $60.6 $38.4 $40.7 (+) Vessel Sale Proceeds $280.0 $ - $ - $ - $ - $ - $ - (–) Drydock Capex --(4.4) -(4.0) -- (–) Repayment / Proceeds of Shareholder Loans (2.5) 6.6 2.7 2.2 --- Cash Flow from Investing $277.5 $6.6 ($1.7) $2.2 ($4.0) $ - $ - (–) Debt Service (Amort. and Interest) ($65.4) ($37.0) ($35.6) ($34.3) ($30.2) ($28.0) ($26.9) (–) Repayment Debt (55.8) ---(140.8) -- (–) Borrowings, Net of Fees ---- 148.5 -- (–) Draw / Repayment - 385 RCF (34.1) (29.0) ----- (–) Draw / Repayment - Internal RCF (24.8) ------ (–) Cash Distributions (190.2) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (–) Change in Restricted Cash and Others 11.0 ------ Cash Flow from Financing ($359.3) ($67.3) ($37.0) ($35.7) ($23.8) ($29.4) ($28.3) Liquidity Metrics Change in Cash $14.3 $15.3 $37.3 $35.8 $32.7 $9.0 $12.4 Ending Cash Balance 55.7 71.0 108.3 144.1 176.8 185.8 198.3 385 RCF Available Drawings 34.1 63.1 63.1 63.1 --- Leverage Metrics Gross Debt / LTM EBITDA 2.5x 2.6x 2.3x 2.1x 2.3x 3.1x 2.3x Net Debt / LTM EBITDA 1.9 2.0 1.4 0.8 0.4 0.1 NM

Preliminary Draft – Confidential

Situation Overview

($ in millions)

Summary Financial Projections – Case 4

	Provided by Partnership Management For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	$141.0	$102.8	$124.7	$128.9	$118.8	$96.4	$100.3
(–) Vessel Operating Expenses	(26.3)	(26.6)	(27.0)	(26.9)	(27.6)	(27.1)	(27.9)
(–) Adminstrative Expenses	(13.1)	(8.6)	(9.5)	(10.0)	(10.2)	(10.5)	(10.8)
EBITDA[1]	**$101.6**	**$67.7**	**$88.2**	**$92.0**	**$81.1**	**$58.9**	**$61.7**
Cash Flow Detail							
EBITDA[1]	**$101.6**	**$67.7**	**$88.2**	**$92.0**	**$81.1**	**$58.9**	**$61.7**
(+) Receipt of Repayment from Lampung Finance Lease	4.2	-	-	-	-	-	-
(+) Distributions from JVs	-	2.7	2.7	3.2	5.4	5.4	5.0
(–) Taxes	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)
Cash Flow from Operations	**$94.6**	**$59.2**	**$79.7**	**$84.1**	**$75.3**	**$53.1**	**$55.5**
(+) Vessel Sale Proceeds	$160.0	$ -	$ -	$ -	$ -	$ -	$ -
(–) Drydock Capex	-	(75.0)	(8.3)	-	(4.0)	-	-
(–) Repayment / Proceeds of Shareholder Loans	(2.5)	6.6	2.7	2.2	-	-	-
Cash Flow from Investing	**$157.5**	**($68.4)**	**($5.6)**	**$2.2**	**($4.0)**	**$ -**	**$ -**
(–) Debt Service (Amort. and Interest)	($65.4)	($37.0)	($35.7)	($34.3)	($30.2)	($28.0)	($26.9)
(–) Repayment Debt	(55.8)	-	-	-	(140.8)	-	-
(–) Borrowings, Net of Fees	-	-	-	-	148.5	-	-
(–) Draw / Repayment - 385 RCF	(34.1)	(21.9)	(7.1)	-	-	-	-
(–) Draw / Repayment - Internal RCF	(24.8)	-	-	-	-	-	-
(–) Cash Distributions	(16.8)	(16.8)	(16.8)	(16.8)	(16.8)	(16.8)	(16.8)
(–) Change in Restricted Cash and Others	11.0	-	-	-	-	-	-
Cash Flow from Financing	**($185.9)**	**($75.7)**	**($59.6)**	**($51.2)**	**($39.4)**	**($44.9)**	**($43.8)**
Liquidity Metrics							
Change in Cash	**$66.2**	**($84.9)**	**$14.6**	**$35.1**	**$32.0**	**$8.3**	**$11.7**
Ending Cash Balance	**107.7**	**22.7**	**37.3**	**72.4**	**104.4**	**112.7**	**124.4**
385 RCF Available Drawings	**34.1**	**56.0**	**63.1**	**63.1**	**-**	**-**	**-**
Leverage Metrics							
Gross Debt / LTM EBITDA	**2.5x**	**3.0x**	**2.0x**	**1.6x**	**1.6x**	**1.9x**	**1.5x**
Net Debt / LTM EBITDA	**1.4**	**2.8**	**1.6**	**0.8**	**0.3**	**NM**	**NM**

Source: Management Projections
1. EBITDA figures exclude share of results of JVs

EVERCORE
20
HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Situation Overview

($ in millions)

Summary Financial Projections – Case 5

	Provided by Partnership Management						
	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	**$141.0**	**$102.8**	**$124.7**	**$128.9**	**$118.8**	**$96.4**	**$100.3**
(–) Vessel Operating Expenses	(26.3)	(26.6)	(27.0)	(26.9)	(27.6)	(27.1)	(27.9)
(–) Adminstrative Expenses	(13.1)	(8.6)	(9.5)	(10.0)	(10.2)	(10.5)	(10.8)
EBITDA[1]	**$101.6**	**$67.7**	**$88.2**	**$92.0**	**$81.1**	**$58.9**	**$61.7**
Cash Flow Detail							
EBITDA[1]	**$101.6**	**$67.7**	**$88.2**	**$92.0**	**$81.1**	**$58.9**	**$61.7**
(+) Receipt of Repayment from Lampung Finance Lease	4.2	-	-	-	-	-	-
(+) Distributions from JVs	-	2.7	2.7	3.2	5.4	5.4	5.0
(–) Taxes	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)
Cash Flow from Operations	**$94.6**	**$59.2**	**$79.7**	**$84.1**	**$75.3**	**$53.1**	**$55.5**
(+) Vessel Sale Proceeds	$100.0	$ -	$ -	$ -	$ -	$ -	$ -
(–) Drydock Capex	-	(75.0)	(8.3)	-	(4.0)	-	-
(–) Repayment / Proceeds of Shareholder Loans	(2.5)	6.6	2.7	2.2	-	-	-
Cash Flow from Investing	**$97.5**	**($68.4)**	**($5.6)**	**$2.2**	**($4.0)**	**$ -**	**$ -**
(–) Debt Service (Amort. and Interest)	($65.4)	($37.0)	($36.7)	($34.7)	($30.2)	($28.0)	($26.9)
(–) Repayment Debt	(55.8)	-	-	-	(140.8)	-	-
(–) Borrowings, Net of Fees	-	-	-	-	148.5	-	-
(–) Draw / Repayment - 385 RCF	(33.7)	21.7	(21.7)	(29.3)	-	-	-
(–) Draw / Repayment - Internal RCF	(24.8)	-	-	-	-	-	-
(–) Cash Distributions	(16.8)	-	(16.8)	(16.8)	(16.8)	(16.8)	(16.8)
(–) Change in Restricted Cash and Others	11.0	-	-	-	-	-	-
Cash Flow from Financing	**($185.5)**	**($15.3)**	**($75.3)**	**($80.9)**	**($39.4)**	**($44.9)**	**($43.8)**
Liquidity Metrics							
Change in Cash	**$6.6**	**($24.5)**	**($1.1)**	**$5.4**	**$32.0**	**$8.3**	**$11.7**
Ending Cash Balance	**48.0**	**23.6**	**22.5**	**27.9**	**59.9**	**68.1**	**79.8**
385 RCF Available Drawings	**33.7**	**12.0**	**33.7**	**63.1**	**-**	**-**	**-**
Leverage Metrics							
Gross Debt / LTM EBITDA	**2.5x**	**3.7x**	**2.3x**	**1.6x**	**1.6x**	**1.9x**	**1.5x**
Net Debt / LTM EBITDA	**2.0**	**3.4**	**2.1**	**1.3**	**0.9**	**0.7**	**0.1**

Source: Management Projections
1. EBITDA figures exclude share of results of JVs

EVERCORE 21 HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential

Situation Overview

($ in millions)

Summary Financial Projections – Case 6

	Provided by Partnership Management						
	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	**$148.3**	**$148.5**	**$103.6**	**$113.0**	**$118.8**	**$96.4**	**$100.3**
(–) Vessel Operating Expenses	(26.5)	(27.0)	(27.6)	(27.3)	(27.6)	(27.1)	(27.9)
(–) Adminstrative Expenses	(14.0)	(14.1)	(9.0)	(9.6)	(10.2)	(10.5)	(10.8)
EBITDA[1]	**$107.8**	**$107.5**	**$67.0**	**$76.1**	**$81.1**	**$58.9**	**$61.7**
Cash Flow Detail							
EBITDA[1]	**$107.8**	**$107.5**	**$67.0**	**$76.1**	**$81.1**	**$58.9**	**$61.7**
(+) Receipt of Repayment from Lampung Finance Lease	5.6	5.9	-	-	-	-	-
(+) Distributions from JVs	-	2.7	2.7	3.2	5.4	5.4	5.0
(–) Taxes	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)	(11.2)
Cash Flow from Operations	**$102.3**	**$104.9**	**$58.5**	**$68.1**	**$75.3**	**$53.1**	**$55.5**
(+) Vessel Sale Proceeds	$ -	$ -	$ -	$ -	$ -	$ -	$ -
(–) Drydock Capex	-	-	(8.3)	(75.0)	(4.0)	-	-
(–) Repayment / Proceeds of Shareholder Loans	(2.5)	6.6	2.7	2.2	-	-	-
Cash Flow from Investing	**($2.5)**	**$6.6**	**($5.6)**	**($72.8)**	**($4.0)**	**$ -**	**$ -**
(–) Debt Service (Amort. and Interest)	($67.3)	($62.6)	($55.5)	($51.1)	($30.6)	($28.0)	($26.9)
(–) Repayment Debt	-	-	-	-	(140.8)	-	-
(–) Borrowings, Net of Fees	-	-	-	-	148.5	-	-
(–) Draw / Repayment - 385 RCF	(8.5)	(34.7)	(6.0)	45.1	(59.0)	-	-
(–) Draw / Repayment - Internal RCF	(24.8)	-	-	-	-	-	-
(–) Cash Distributions	(16.8)	(13.0)	(1.3)	-	-	-	(16.8)
(–) Change in Restricted Cash and Others	(2.2)	(4.2)	8.0	9.4	0.0	-	-
Cash Flow from Financing	**($119.6)**	**($114.4)**	**($54.9)**	**$3.4**	**($81.8)**	**($28.0)**	**($43.8)**
Liquidity Metrics							
Change in Cash	**($19.8)**	**($2.9)**	**($1.9)**	**($1.3)**	**($10.5)**	**$25.1**	**$11.7**
Ending Cash Balance	**22.7**	**19.8**	**17.9**	**16.6**	**6.1**	**31.2**	**42.9**
385 RCF Available Drawings	**8.5**	**43.2**	**49.1**	**4.1**	**-**	**-**	**-**
Leverage Metrics							
Gross Debt / LTM EBITDA	**3.1x**	**2.3x**	**3.0x**	**2.7x**	**1.6x**	**1.9x**	**1.5x**
Net Debt / LTM EBITDA	**2.9**	**2.2**	**2.7**	**2.4**	**1.5**	**1.2**	**0.6**

Source: Management Projections
1. EBITDA figures exclude share of results of JVs

EVERCORE 22 HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential Situation Overview Summary Financial Projections – Case 7 ($ in millions) 23 Source: Management Projections 1. EBITDA figures exclude share of results of JVs Provided by Partnership Management For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E 2027E 2028E Revenues $148.3 $148.5 $148.5 $141.8 $131.3 $108.4 $111.9 (–) Vessel Operating Expenses (26.5) (26.9) (27.5) (27.5) (28.0) (27.4) (27.9) (–) Adminstrative Expenses (14.0) (14.0) (10.4) (10.6) (10.8) (11.0) (11.3) EBITDA1 $107.8 $107.6 $110.6 $103.7 $92.5 $70.0 $72.6 Cash Flow Detail EBITDA1 $107.8 $107.6 $110.6 $103.7 $92.5 $70.0 $72.6 (+) Receipt of Repayment from Lampung Finance Lease 5.6 5.9 6.2 6.5 6.8 7.0 7.3 (+) Distributions from JVs - 2.7 2.7 3.2 5.4 5.4 5.0 (–) Taxes (11.2) (11.2) (11.2) (11.2) (11.2) (11.2) (11.2) Cash Flow from Operations $102.3 $105.0 $108.3 $102.2 $93.5 $71.4 $73.8 (+) Vessel Sale Proceeds $ - $ - $ - $ - $ - $ - $ - (–) Drydock Capex --(7.9) -(4.0) -- (–) Repayment / Proceeds of Shareholder Loans (2.5) 6.6 2.7 2.2 --- Cash Flow from Investing ($2.5) $6.6 ($5.2) $2.2 ($4.0) $ - $ - (–) Debt Service (Amort. and Interest) ($67.3) ($62.6) ($55.4) ($49.9) ($30.2) ($28.0) ($26.9) (–) Repayment Debt ----(140.8) -- (–) Borrowings, Net of Fees ---- 148.5 -- (–) Draw / Repayment - 385 RCF (8.5) (30.8) (23.8) ---- (–) Draw / Repayment - Internal RCF (24.8) ------ (–) Cash Distributions (16.8) (16.8) (16.8) (16.8) (16.8) (16.8) (16.8) (–) Change in Restricted Cash and Others (2.2) (4.2) 8.0 9.4 0.0 -- Cash Flow from Financing ($119.6) ($114.4) ($88.0) ($57.3) ($39.4) ($44.9) ($43.8) Liquidity Metrics Change in Cash ($19.8) ($2.8) $15.1 $47.2 $50.2 $26.5 $30.0 Ending Cash Balance 22.7 19.9 35.0 82.1 132.3 158.8 188.8 385 RCF Available Drawings 8.5 39.3 63.1 63.1 --- Leverage Metrics Gross Debt / LTM EBITDA 3.1x 2.4x 1.7x 1.4x 1.4x 1.6x 1.2x Net Debt / LTM EBITDA 2.9 2.2 1.4 0.6 NM NM NM

Preliminary Draft – Confidential IV. Valuation of the Common Units

Preliminary Draft – Confidential

Valuation of the Common Units

Overview of Selected Valuation Methodologies

Evercore utilized Management Projections and the following methodologies to analyze the value of the Common Units:

Methodology	Description	Assumptions and Sources
Charter Free Net Asset Values[1]	■ Reviewed the desktop appraisals for HMLP's FSRUs, which represents the estimated price at which the asset would change hands between willing buyer and seller, with neither under compulsion to buy or sell, with both having full knowledge of relevant facts ■ Adjusted to incorporate value of relevant assets and liabilities in the business, including working capital, cash, debt and other debt-like items, to calculate NAV per unit	■ Fleet appraised values are based on the average of Fearnleys appraisals (5/10/22) and Braemar appraisals (5/11/22), adjusted for 50% ownership in the *Neptune* and *Cape Ann* ■ Cash, working capital and debt outstanding based on draft Q1 2022 figures provided by Partnership Management on 5/23/22 ■ Preferred equity based on market value as of 5/23/22
Useful Life Discounted Cash Flow[2]	■ Fixed portfolio of ships for the balance of the vessels' useful life ■ Values the asset using the concept of time value of money ■ All future cash flows (based on the remaining useful life) reflect management estimates and discounted to their present values	■ Vessels assumed to have a useful life of 35 years ■ Assumptions regarding charter rates, opex, corporate and other costs, recharter assumptions, scrap assumptions, and alternative scenarios regarding the treatment of the *Lampung* are in accordance with management guidance, as outlined on pages 14-16 ■ Future cash flows discounted at a WACC range of 8.0% to 9.0% ■ Recharter capex rates sensitized at +/- 5.0%
Peer Trading Analysis	■ Values the Common Units based on current enterprise value multiples of relevant EBITDA metrics and price to net asset value (NAV) ■ Public market companies: Capital Product Partners LP, Dynagas LNG Partners LP, Excelerate Energy, Flex LNG, Gaslog Partners LP and KNOT Offshore Partners LP	■ Enterprise value / EBITDA multiples applied to 2022E and 2023E EBITDA ■ Public market companies Price / Net Asset Value per Unit is based on recent broker NAV estimates from Pareto and Jefferies research reports. HMLP based on analysis herein
Precedent Transactions	■ Valuation based on multiples of transaction value to last-twelve-months EBITDA of similar LNG-related transactions	■ Limited number of similar precedent LNG-related transactions ■ Other relevant shipping transactions also evaluated as reference point for EBITDA multiples applied

Note: This summary of certain analyses is provided for illustrative purposes. It does not represent all of the analyses performed by Evercore and should be considered with the information elsewhere in this presentation.

EVERCORE

24

1. Due to the significant volatility in charter rates in the current market environment, charter free asset values have been used for this analysis
2. With the consent of the Committee, Evercore did not utilize a Corporate DCF to analyze the value of the common units as the Sponsor indicated it would be unlikely to provide dropdown transactions to HMLP, thus limiting future growth prospects and making a useful life discounted cash flow analysis derived from our current vessel portfolio through their useful lives the most relevant measure of cash flow

HÖEGH LNG PARTNERS LP

Preliminary Draft – Confidential NAV Useful Life DCF Peer Trading Precedents Appraised Asset Value Sensitivity: ± 5.0% Based on High and Low Midpoint DCF Values Across Management Cases TEV / LTM EBITDA 52-Week Common Unit Price Range Premiums Paid Based on 25th and 75th percentile of the One-Day, One-Week and One-Month Premiums Paid Management Cases Equity Research Price Targets2 Charter Free Net Asset Value1 EV / 2022E EBITDA EV / 2023E EBITDA Price / NAV 2022E EBITDA Multiple: 7.0x – 9.0x 2023E EBITDA Multiple: 6.5x – 8.5x Price / NAV Multiple: 0.70x – 1.05x LTM EBITDA Multiple: 7.0x – 10.5x Based on Low and High Equity Research Price Targets $9.98 $3.49 $8.69 $7.03 $8.11 $7.05 $3.77 $4.68 $5.00 $13.18 $9.98 $15.15 $13.47 $12.16 $17.54 $8.17 $6.10 $9.50 $11.58 $6.73 $11.92 $10.25 $10.13 $12.29 $ - $5.00 $10.00 $15.00 $20.00 $18.17 Unit price as of 5/23/22: $6.86 Merger Consideration: $9.25 Valuation of the Common Units Summary Valuation of the Common Units 25 For Reference Only 52-week Range Range since distribution cut3 Source: Partnership Management, Management Projections, FactSet (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook, Wall Street research. | Note: This summary of certain analyses is provided for illustrative purposes. It does not represent all of the analyses performed by Evercore and should be considered with the information elsewhere in this presentation. Due to the volatility in charter rates in the current market environment, charter free asset values are more reliable than charter attached asset values for the purposes of this analysis. As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. 1. Due to the significant volatility in charter rates in the current market environment, charter free asset values have been used for this analysis 2. Price target estimates include B Riley estimate of $5.00 as of 11/19/21 (subsequent $4.25 price target predicated on the offer price being accepted) and Stifel estimate of $9.50 as of 3/28/22 3. On July 27, 2021 HMLP announced a reduction in the quarterly cash distribution per common unit from $0.44 to $0.01

Preliminary Draft – Confidential Valuation of the Common Units Source: February 2022 appraisals based on average of Fearnleys (2/11/22) and Braemar (2/11/22), May 2022 appraisals based on average of Fearnleys (5/10/22) and Braemar (5/11/22) Note: Fearnley’s (2/11/22) appraised values of $223mm, $228mm, $234mm, $158mm and $150mm for the Lampung, Gallant, Grace, Neptune and Cape Ann, respectively. Braemar (2/11/22) appraised values of $245mm, $245mm, $255mm, $179mm and $175mm for the Lampung, Gallant, Grace, Neptune and Cape Ann, respectively. Fearnleys (5/10/22) appraised values of $265mm, $275mm $282mm, $190mm and $184mm for the Lampung, Gallant, Grace, Neptune and Cape Ann, respectively. Braemar (5/11/22) appraised values of $300mm, $300mm, $325mm, $205mm and $200mm for the Lampung, Gallant, Grace, Neptune and Cape Ann, respectively 26 Charter-Free Asset Value Comparison Individual Vessels $169 $163 $234 $237 $245 $198 $192 $283 $288 $304 Neptune Cape Ann Lampung Höegh Gallant Höegh Grace Feb-22 Valuations May-22 Valuations $881 $1,068 Feb-22 Valuations May-22 Valuations Full Fleet1 17% 18% 21% 22% 24% % Increase: 20% ($ in millions) Update on Appraisals 1. Adjusted for JV vessels proportionate share

Preliminary Draft – Confidential Number Avg. Value Appraised Vessel Type of Vessels per Vessel Asset Value1 Charter-Free Gross Asset Value2 5 $213.7 $1,068.3 (+) Cash & Cash Equivalents as of 3/31/223 56.2 (+) Net Working Capital as of 3/31/22 0.3 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (–) Total JV Debt Outstanding as of 3/31/222 (169.6) Net Asset Value $386.5 Total Units Outstanding 33.373 NAV per Common Unit $11.58 HMLP Common Unit Price as of 5/23/22 $6.86 Implied Price / NAV 0.59x Valuation of the Common Units Source: Partnership Management, FactSet (as of 5/23/22) Note: Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22. Due to the significant volatility in charter rates in the current market environment, charter free asset values have been used for this analysis 1. Average of charter-free appraised values indicated in Fearnleys and Braemar appraisal reports dated May 2022, as provided by Partnership. Neptune and Cape Ann asset values adjusted for 50% ownership 2. Based on 50.0% ownership of Neptune and Cape Ann 3. Includes restricted cash ($ in millions, except per unit data) Net Asset Value Analysis NAV per Common Unit Sensitivity Analysis 27 HMLP Net Asset Value Calculation $8.38 $9.98 $11.58 $13.18 $14.78 (10.0%) (5.0%) 0.0% 5.0% 10.0% Premium / (Discount) to Appraised Asset Value

Preliminary Draft – Confidential Valuation of the Common Units Useful Life Discounted Cash Flow Analysis by Case 28 Source: Management Projections, FactSet (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook, Wall Street research Note: Indicated valuation ranges based on sensitivity analysis assuming WACC of 8.00% to 9.00% and assuming midpoint recharter capex rates sensitized by ± 5.0%. As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. Partnership Management Cases Case 1 Case 2 Case 3 Case 4 Case 5 Case 6 Case 7 $7.26 $6.39 $8.89 $5.69 $4.01 $2.05 $7.88 $9.92 $9.01 $11.18 $8.81 $7.12 $5.07 $10.77 $8.53 $7.64 $9.98 $7.18 $5.49 $3.49 $9.25 $ - $3.00 $6.00 $9.00 $12.00

Preliminary Draft – Confidential Valuation of the Common Units Partnership Management Case 1 – Useful Life Discounted Cash Flow Analysis 29 ($ in millions, except per unit and per day data) DCF Sensitivity Source: Management Projections, FactSet and Bloomberg (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook Note: As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. Assumes valuation date of 3/31/22. Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22. 2022 Unlevered Free Cash Flow figures exclude Q1 2022 1. Excludes share of results from JVs 2. Represents a non-cash add back 3. Based on 50.0% ownership of JV vessels; Upon each JV vessel’s scrap date, its unrestricted cash balance, including vessel scrap proceeds, are assumed to be distributed on pro rata basis Spot Recharter Capex Rates JVs: $31,500 $33,250 $35,000 $36,750 $38,500 Lampung: 81,000 85,500 90,000 94,500 99,000 Gallant & Grace: 63,000 66,500 70,000 73,500 77,000 7.50% $9.10 $9.68 $10.27 $10.85 $11.44 8.00% 8.28 8.82 9.37 9.92 10.46 8.50% 7.50 8.01 8.53 9.04 9.55 9.00% 6.78 7.26 7.74 8.21 8.69 9.50% 6.10 6.55 6.99 7.44 7.89 WACC For the Years Ending December 31, '22 '23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 EBITDA1 $81 $104 $103 $97 $85 $63 $65 $64 $64 $60 $70 $73 $72 $70 $71 $73 $72 $63 $38 $35 $36 $37 $37 $36 $34 $36 $36 $31 $11 $2 (+) Receipt of Repayment from Lampung Finance Lease2 4 6 6 6 7 7 7 8 8 8 4 ------------------- (+) Distributions from JVs3 - 3 3 3 5 5 5 5 6 11 11 11 11 11 11 11 10 10 10 11 11 10 17 10 ------ (+) Vessel Scrap and Sale Proceeds ----------------- 0 --------- 14 - 14 (–) Repayment / Proceeds of Shareholder Loans (1) 7 3 2 -------------------------- (–) Taxes (8) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (1) (–) Drydock Capex --(8) -(4) --(9) -(5) --(10) -(6) --(12) -(6) --(7) -(7) --(7) -- Unlevered Free Cash Flow $75 $108 $96 $97 $82 $64 $67 $57 $67 $63 $74 $73 $62 $70 $65 $72 $72 $50 $45 $36 $44 $44 $44 $43 $24 $33 $32 $34 $8 $15 PV of FCF @ 8.50% Discount Rate $72 $97 $79 $74 $58 $41 $40 $31 $34 $29 $32 $29 $23 $23 $20 $21 $19 $12 $10 $7 $8 $8 $7 $6 $3 $4 $4 $4 $1 $1 Total PV of FCF $796.9 Total Enterprise Value $796.9 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Cash and Cash Equivalents as of 3/31/22 56.2 Equity Value $284.5 Common Units Outstanding 33.373 Implied Price per Common Unit $8.53

Preliminary Draft – Confidential Valuation of the Common Units Partnership Management Case 2 – Useful Life Discounted Cash Flow Analysis 30 ($ in millions, except per unit and per day data) DCF Sensitivity Spot Recharter Capex Rates JVs: $31,500 $33,250 $35,000 $36,750 $38,500 Lampung: 72,000 76,000 80,000 84,000 88,000 Gallant & Grace: 63,000 66,500 70,000 73,500 77,000 7.50% $8.16 $8.75 $9.34 $9.92 $10.51 8.00% 7.37 7.91 8.46 9.01 9.55 8.50% 6.62 7.13 7.64 8.15 8.66 9.00% 5.91 6.39 6.87 7.35 7.83 9.50% 5.25 5.70 6.15 6.60 7.05 WACC For the Years Ending December 31, '22 '23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 EBITDA1 $80 $101 $97 $93 $82 $59 $62 $61 $61 $57 $67 $71 $70 $67 $68 $70 $70 $61 $39 $36 $37 $38 $38 $37 $35 $37 $37 $32 $11 $2 (+) Receipt of Repayment from Lampung Finance Lease2 4 6 6 6 7 7 7 8 8 8 4 ------------------- (+) Distributions from JVs3 - 3 3 3 5 5 5 5 6 11 11 11 11 11 11 11 10 10 10 11 11 10 17 10 ------ (+) Vessel Scrap and Sale Proceeds 0 -------------------------- 14 - 14 (–) Repayment / Proceeds of Shareholder Loans (1) 7 3 2 -------------------------- (–) Taxes (8) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (1) (–) Drydock Capex --(8) -(4) --(9) -(5) --(10) -(6) --(12) -(6) --(7) -(7) --(7) -- Unlevered Free Cash Flow $75 $105 $89 $94 $79 $61 $63 $53 $64 $60 $71 $70 $59 $67 $62 $69 $69 $48 $46 $37 $45 $45 $45 $44 $25 $34 $34 $35 $8 $15 PV of FCF @ 8.50% Discount Rate $72 $94 $74 $71 $55 $39 $37 $29 $32 $28 $30 $28 $22 $23 $19 $20 $18 $12 $10 $8 $8 $8 $7 $7 $3 $4 $4 $4 $1 $1 Total PV of FCF $767.4 Total Enterprise Value $767.4 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Cash and Cash Equivalents as of 3/31/22 56.2 Equity Value $255.0 Common Units Outstanding 33.373 Implied Price per Common Unit $7.64 Source: Management Projections, FactSet and Bloomberg (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook Note: As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. Assumes valuation date of 3/31/22. Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22. 2022 Unlevered Free Cash Flow figures exclude Q1 2022 1. Excludes share of results from JVs 2. Represents a non-cash add back 3. Based on 50.0% ownership of JV vessels; Upon each JV vessel’s scrap date, its unrestricted cash balance, including vessel scrap proceeds, are assumed to be distributed on pro rata basis

Preliminary Draft – Confidential Valuation of the Common Units Partnership Management Case 3 – Useful Life Discounted Cash Flow Analysis 31 ($ in millions, except per unit and per day data) DCF Sensitivity Spot Recharter Capex Rates JVs: $31,500 $33,250 $35,000 $36,750 $38,500 Lampung: ----- Gallant & Grace: 63,000 66,500 70,000 73,500 77,000 7.50% $10.16 $10.74 $11.33 $11.91 $12.50 8.00% 9.54 10.08 10.63 11.18 11.72 8.50% 8.96 9.47 9.98 10.49 11.00 9.00% 8.41 8.89 9.37 9.85 10.33 9.50% 7.90 8.35 8.80 9.25 9.69 WACC For the Years Ending December 31, '22 '23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 EBITDA1 $76 $76 $76 $69 $58 $36 $39 $39 $38 $34 $40 $39 $39 $36 $37 $38 $38 $38 $38 $35 $36 $37 $37 $36 $34 $36 $36 $31 $11 $2 (+) Receipt of Repayment from Lampung Finance Lease2 3 ----------------------------- (+) Distributions from JVs3 - 3 3 3 5 5 5 5 6 11 11 11 11 11 11 11 10 10 10 11 11 10 17 10 ------ (+) Vessel Scrap and Sale Proceeds 280 -------------------------- 14 - 14 (–) Repayment / Proceeds of Shareholder Loans (1) 7 3 2 -------------------------- (–) Taxes (8) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (1) (–) Drydock Capex --(4) -(4) --(5) -(5) --(5) -(6) --(6) -(6) --(7) -(7) --(7) -- Unlevered Free Cash Flow $350 $83 $74 $71 $57 $38 $41 $36 $42 $37 $48 $47 $41 $44 $39 $46 $46 $39 $45 $36 $44 $44 $44 $43 $24 $33 $32 $34 $8 $15 PV of FCF @ 8.50% Discount Rate $330 $74 $61 $54 $39 $25 $24 $20 $21 $17 $20 $19 $15 $15 $12 $13 $12 $10 $10 $7 $8 $8 $7 $6 $3 $4 $4 $4 $1 $1 Total PV of FCF $845.4 Total Enterprise Value $845.4 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Cash and Cash Equivalents as of 3/31/22 56.2 Equity Value $333.0 Common Units Outstanding 33.373 Implied Price per Common Unit $9.98 Source: Management Projections, FactSet and Bloomberg (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook Note: As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. Assumes valuation date of 3/31/22. Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22. 2022 Unlevered Free Cash Flow figures exclude Q1 2022 1. Excludes share of results from JVs 2. Represents a non-cash add back 3. Based on 50.0% ownership of JV vessels; Upon each JV vessel’s scrap date, its unrestricted cash balance, including vessel scrap proceeds, are assumed to be distributed on pro rata basis

Preliminary Draft – Confidential Valuation of the Common Units Partnership Management Case 4 – Useful Life Discounted Cash Flow Analysis 32 ($ in millions, except per unit and per day data) DCF Sensitivity Spot Recharter Capex Rates JVs: $31,500 $33,250 $35,000 $36,750 $38,500 Lampung: 58,500 61,750 65,000 68,250 71,500 Gallant & Grace: 63,000 66,500 70,000 73,500 77,000 7.50% $6.94 $7.86 $8.78 $9.69 $10.61 8.00% 6.22 7.09 7.95 8.81 9.68 8.50% 5.55 6.37 7.18 7.99 8.80 9.00% 4.93 5.69 6.46 7.23 7.99 9.50% 4.34 5.07 5.79 6.51 7.23 WACC For the Years Ending December 31, '22 '23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 EBITDA1 $75 $68 $88 $92 $81 $59 $62 $61 $61 $57 $63 $62 $39 $56 $60 $61 $61 $58 $60 $57 $59 $59 $56 $32 $56 $58 $58 $38 $11 $2 (+) Receipt of Repayment from Lampung Finance Lease2 3 ----------------------------- (+) Distributions from JVs3 - 3 3 3 5 5 5 5 6 11 11 11 11 11 11 11 10 10 10 11 11 10 17 10 ------ (+) Vessel Scrap and Sale Proceeds 160 -------------------------- 14 - 14 (–) Repayment / Proceeds of Shareholder Loans (1) 7 3 2 -------------------------- (–) Taxes (8) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (7) (3) (1) (–) Drydock Capex -(75) (8) -(4) --(9) -(5) --(10) -(6) --(12) -(6) --(13) -(7) --(7) -- Unlevered Free Cash Flow $228 ($9) $74 $86 $71 $53 $55 $46 $56 $52 $62 $62 $28 $56 $54 $61 $60 $45 $59 $50 $58 $58 $49 $30 $38 $47 $47 $37 $8 $15 PV of FCF @ 8.50% Discount Rate $216 ($6) $61 $66 $50 $34 $33 $25 $28 $24 $27 $24 $10 $19 $17 $17 $16 $11 $13 $10 $11 $10 $8 $4 $5 $6 $5 $4 $1 $1 Total PV of FCF $752.0 Total Enterprise Value $752.0 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Cash and Cash Equivalents as of 3/31/22 56.2 Equity Value $239.6 Common Units Outstanding 33.373 Implied Price per Common Unit $7.18 Source: Management Projections, FactSet and Bloomberg (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook Note: As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. Assumes valuation date of 3/31/22. Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22. 2022 Unlevered Free Cash Flow figures exclude Q1 2022 1. Excludes share of results from JVs 2. Represents a non-cash add back 3. Based on 50.0% ownership of JV vessels; Upon each JV vessel’s scrap date, its unrestricted cash balance, including vessel scrap proceeds, are assumed to be distributed on pro rata basis

Preliminary Draft – Confidential Valuation of the Common Units Partnership Management Case 5 – Useful Life Discounted Cash Flow Analysis 33 ($ in millions, except per unit and per day data) DCF Sensitivity Spot Recharter Capex Rates JVs: $31,500 $33,250 $35,000 $36,750 $38,500 Lampung: 58,500 61,750 65,000 68,250 71,500 Gallant & Grace: 63,000 66,500 70,000 73,500 77,000 7.50% $5.24 $6.16 $7.07 $7.99 $8.91 8.00% 4.53 5.39 6.25 7.12 7.98 8.50% 3.86 4.68 5.49 6.30 7.11 9.00% 3.24 4.01 4.78 5.54 6.31 9.50% 2.66 3.39 4.11 4.83 5.55 WACC For the Years Ending December 31, '22 '23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 EBITDA1 $75 $68 $88 $92 $81 $59 $62 $61 $61 $57 $63 $62 $39 $56 $60 $61 $61 $58 $60 $57 $59 $59 $56 $32 $56 $58 $58 $38 $11 $2 (+) Receipt of Repayment from Lampung Finance Lease2 3 ----------------------------- (+) Distributions from JVs3 - 3 3 3 5 5 5 5 6 11 11 11 11 11 11 11 10 10 10 11 11 10 17 10 ------ (+) Vessel Scrap and Sale Proceeds 100 -------------------------- 14 - 14 (–) Repayment / Proceeds of Shareholder Loans (1) 7 3 2 -------------------------- (–) Taxes (8) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (7) (3) (1) (–) Drydock Capex -(75) (8) -(4) --(9) -(5) --(10) -(6) --(12) -(6) --(13) -(7) --(7) -- Unlevered Free Cash Flow $168 ($9) $74 $86 $71 $53 $55 $46 $56 $52 $62 $62 $28 $56 $54 $61 $60 $45 $59 $50 $58 $58 $49 $30 $38 $47 $47 $37 $8 $15 PV of FCF @ 8.50% Discount Rate $160 ($6) $61 $66 $50 $34 $33 $25 $28 $24 $27 $24 $10 $19 $17 $17 $16 $11 $13 $10 $11 $10 $8 $4 $5 $6 $5 $4 $1 $1 Total PV of FCF $695.6 Total Enterprise Value $695.6 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Cash and Cash Equivalents as of 3/31/22 56.2 Equity Value $183.2 Common Units Outstanding 33.373 Implied Price per Common Unit $5.49 Source: Management Projections, FactSet and Bloomberg (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook Note: As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. Assumes valuation date of 3/31/22. Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22. 2022 Unlevered Free Cash Flow figures exclude Q1 2022 1. Excludes share of results from JVs 2. Represents a non-cash add back 3. Based on 50.0% ownership of JV vessels; Upon each JV vessel’s scrap date, its unrestricted cash balance, including vessel scrap proceeds, are assumed to be distributed on pro rata basis

Preliminary Draft – Confidential Valuation of the Common Units Partnership Management Case 6 – Useful Life Discounted Cash Flow Analysis 34 ($ in millions, except per unit and per day data) DCF Sensitivity Spot Recharter Capex Rates JVs: $31,500 $33,250 $35,000 $36,750 $38,500 Lampung: 58,500 61,750 65,000 68,250 71,500 Gallant & Grace: 63,000 66,500 70,000 73,500 77,000 7.50% $3.27 $4.15 $5.04 $5.93 $6.81 8.00% 2.57 3.40 4.23 5.07 5.90 8.50% 1.92 2.70 3.49 4.27 5.05 9.00% 1.32 2.05 2.79 3.52 4.26 9.50% 0.75 1.45 2.14 2.83 3.52 WACC For the Years Ending December 31, '22 '23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 EBITDA1 $81 $107 $67 $76 $81 $59 $62 $61 $61 $57 $63 $62 $61 $41 $51 $61 $61 $58 $60 $57 $59 $59 $56 $59 $29 $58 $58 $38 $11 $2 (+) Receipt of Repayment from Lampung Finance Lease2 4 6 ---------------------------- (+) Distributions from JVs3 - 3 3 3 5 5 5 5 6 11 11 11 11 11 11 11 10 10 10 11 11 10 17 10 ------ (+) Vessel Scrap and Sale Proceeds --------------------------- 27 - 14 (–) Repayment / Proceeds of Shareholder Loans (1) 7 3 2 -------------------------- (–) Taxes (8) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (7) (3) (1) (–) Drydock Capex --(8) (75) (4) --(9) -(5) --(10) -(6) --(12) -(6) --(13) -(7) --(7) -- Unlevered Free Cash Flow $76 $111 $53 ($5) $71 $53 $55 $46 $56 $52 $62 $62 $51 $41 $45 $61 $60 $45 $59 $50 $58 $58 $49 $57 $11 $47 $47 $51 $8 $15 PV of FCF @ 8.50% Discount Rate $73 $100 $44 ($5) $50 $34 $33 $25 $28 $24 $27 $24 $18 $14 $14 $17 $16 $11 $13 $10 $11 $10 $8 $8 $1 $6 $5 $5 $1 $1 Total PV of FCF $628.7 Total Enterprise Value $628.7 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Cash and Cash Equivalents as of 3/31/22 56.2 Equity Value $116.3 Common Units Outstanding 33.373 Implied Price per Common Unit $3.49 Source: Management Projections, FactSet and Bloomberg (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook Note: As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. Assumes valuation date of 3/31/22. Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22. 2022 Unlevered Free Cash Flow figures exclude Q1 2022 1. Excludes share of results from JVs 2. Represents a non-cash add back 3. Based on 50.0% ownership of JV vessels; Upon each JV vessel’s scrap date, its unrestricted cash balance, including vessel scrap proceeds, are assumed to be distributed on pro rata basis

Preliminary Draft – Confidential Valuation of the Common Units Partnership Management Case 7 – Useful Life Discounted Cash Flow Analysis 35 ($ in millions, except per unit and per day data) DCF Sensitivity Spot Recharter Capex Rates JVs: $31,500 $33,250 $35,000 $36,750 $38,500 Lampung: 58,500 61,750 65,000 68,250 71,500 Gallant & Grace: 63,000 66,500 70,000 73,500 77,000 7.50% $9.63 $10.33 $11.04 $11.74 $12.44 8.00% 8.81 9.46 10.11 10.77 11.42 8.50% 8.03 8.64 9.25 9.86 10.47 9.00% 7.31 7.88 8.44 9.01 9.58 9.50% 6.62 7.16 7.69 8.22 8.75 WACC For the Years Ending December 31, '22 '23 '24 '25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 EBITDA1 $81 $108 $111 $104 $93 $70 $73 $71 $71 $67 $78 $81 $72 $54 $60 $62 $62 $59 $61 $58 $60 $60 $57 $32 $57 $59 $59 $39 $11 $2 (+) Receipt of Repayment from Lampung Finance Lease2 4 6 6 6 7 7 7 8 8 8 4 ------------------- (+) Distributions from JVs3 - 3 3 3 5 5 5 5 6 11 11 11 11 11 11 11 10 10 10 11 11 10 17 10 ------ (+) Vessel Scrap and Sale Proceeds --------------------------- 27 - 14 (–) Repayment / Proceeds of Shareholder Loans (1) 7 3 2 -------------------------- (–) Taxes (8) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (11) (7) (3) (1) (–) Drydock Capex --(8) -(4) --(8) -(5) --(84) -(6) --(12) -(6) --(13) -(7) --(7) -- Unlevered Free Cash Flow $76 $112 $103 $104 $90 $71 $74 $65 $75 $70 $82 $81 ($13) $54 $55 $62 $61 $46 $60 $51 $59 $60 $50 $31 $39 $48 $48 $52 $8 $15 PV of FCF @ 8.50% Discount Rate $73 $100 $85 $79 $63 $46 $44 $36 $38 $33 $35 $32 ($4) $18 $17 $18 $16 $11 $14 $11 $11 $10 $8 $5 $5 $6 $6 $6 $1 $1 Total PV of FCF $821.1 Total Enterprise Value $821.1 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Cash and Cash Equivalents as of 3/31/22 56.2 Equity Value $308.7 Common Units Outstanding 33.373 Implied Price per Common Unit $9.25 Source: Management Projections, FactSet and Bloomberg (as of 5/23/22), Duff & Phelps 2022 Valuation Handbook Note: As compared with the draft of the materials presented to the Committee on May 16, 2022, the useful life discounted cash flow analysis shown herein does not consider the illustrative $4mm of annual G&A synergies the Partnership may be able to achieve from a take-private transaction. As is customary in similar transactions, the valuation analysis contained herein assesses the Partnership on a standalone basis. The previously considered $4mm in annual synergies represents $1.32 per unit of value at a discount rate of 8.50%. Assumes valuation date of 3/31/22. Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22. 2022 Unlevered Free Cash Flow figures exclude Q1 2022 1. Excludes share of results from JVs 2. Represents a non-cash add back 3. Based on 50.0% ownership of JV vessels; Upon each JV vessel’s scrap date, its unrestricted cash balance, including vessel scrap proceeds, are assumed to be distributed on pro rata basis

Preliminary Draft – Confidential 6.4x 11.2x 8.9x 8.7x 8.1x 7.9x 6.3x 6.4x 9.5x 7.8x 8.4x 7.9x 7.8x 6.7x EV / 2022 EBITDA EV / 2023 EBITDA 0.58x 1.09x 1.05x 0.76x 0.50x NA NA Average: 0.85x EV / EBITDA 2022 2023 Mean 8.5x 8.0x Median 8.4x 7.9x Valuation of the Common Units Select Peer Trading Multiples 36 Source: Company filings, FactSet (as of 5/23/22) Note: Research estimates for HMLP, KNOP and EE NAV unavailable; HMLP EBITDA estimates and NAV based on Evercore analysis contained herein, FLNG NAV based on DNB (5/12/22) and Pareto (5/11/22) research; DLNG based on Jefferies (5/16/22) research; GLOP based on Jefferies (5/16/22) research; CPLP based on Jefferies (5/16/22) research 1. Based on charter-attached broker NAV estimates EV / EBITDA Multiples Price / NAV Per Unit1

Preliminary Draft – Confidential Metric Data Applied Multiple Range Implied Valuation Low - High Low - High EV / 2022E EBITDA $107.8 7.0x - 9.0x $754.8 - $970.4 Implied Enterprise Value $754.8 - $970.4 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Accumulated Profits of JVs as of 3/31/22 47.6 (+) Cash and Cash Equivalents as of 3/31/22 56.2 Implied Equity Value Range $290.0 - $505.6 Total Common Units Outstanding 33.373 Implied Price per Common Unit $8.69 - $15.15 Metric Data Applied Multiple Range Implied Valuation Low - High Low - High EV / 2023E EBITDA $107.6 6.5x - 8.5x $699.3 - $914.4 Implied Enterprise Value $699.3 - $914.4 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Accumulated Profits of JVs as of 3/31/22 47.6 (+) Cash and Cash Equivalents as of 3/31/22 56.2 Implied Equity Value Range $234.5 - $449.6 Total Common Units Outstanding 33.373 Implied Price per Common Unit $7.03 - $13.47 Valuation of the Common Units Select Peer Group Trading 37 Source: Management Projections, FactSet (as of 5/23/22) Note: Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22 EV / 2022E EBITDA EV / 2023E EBITDA ($ in millions, except per unit data)

Preliminary Draft – Confidential Metric Data Applied Multiple Range Implied Valuation Low - High Low - High Net Asset Value $386.5 0.70x - 1.05x $270.6 - $405.9 Implied Equity Value Range $270.6 - $405.9 Total Common Units Outstanding 33.373 Implied Price per Common Unit $8.11 - $12.16 Valuation of the Common Units Select Peer Group Trading ($ in millions, except per unit data) 38 Price / NAV Source: Management Projections, FactSet (as of 5/23/22) Note: Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22

Preliminary Draft – Confidential Target GCI Global Ship Lease CPLP DryShips Teekay Offshore Diamond S Shipping Golar LNG Partners GasLog Teekay LNG Partners Acquiror Seaspan Poseidon Containers Diamond S SPII Holdings Brookfield International Seaways New Fortress Energy BlackRock Stonepeak Limestone Transaction Value $1,600 $465 $525 $76 $171 $1,015 $1,918 $4,857 $6,160 Consideration Structure Mixed Stock Stock Cash Cash Stock Mixed Cash Cash 9.4x 4.2x 7.4x 10.8x 5.4x 5.0x 6.3x 10.6x 8.6x 3/14/18 10/29/18 11/27/18 8/19/19 10/1/19 3/31/21 1/13/21 2/22/21 10/4/21 Shipping Transaction LNG Transaction Valuation of the Common Units Precedent Transactions – EV / LTM EBITDA ($ in millions) Source: Public filings, press releases, investor presentations, FactSet, CapitalIQ, Wall Street research, Evercore estimates 39 LNG Average: 8.5x All Transactions Average: 7.5x For Reference Only

Preliminary Draft – Confidential Valuation of the Common Units Precedent Transactions ($ in millions, except per unit data) 40 EV / LTM EBITDA Metric Data Applied Multiple Range Implied Valuation Low - High Low - High EV / LTM EBITDA $100.0 7.0x - 10.5x $700.0 - $1,050.1 Implied Enterprise Value $700.0 - $1,050.1 (–) Preferred Equity as of 5/23/22 (171.8) (–) Total Debt Outstanding as of 3/31/22 (396.8) (+) Accumulated Profits of JVs as of 3/31/22 47.6 (+) Cash and Cash Equivalents as of 3/31/22 56.2 Implied Equity Value Range $235.3 - $585.3 Total Common Units Outstanding 33.373 Implied Price per Common Unit $7.05 - $17.54 Source: Management Projections, FactSet (as of 5/23/22) Note: Balance sheet figures represent draft Q1 2022 figures provided by Partnership Management on 5/23/22

Preliminary Draft – Confidential Appendix

Preliminary Draft – Confidential Equity Total Debt / Levered Tax Unlevered Company Value Total Debt (1) Total Cap Beta (2) Rate Beta LNG Peers Flex LNG $1,499 $1,605 51.7% 1.16 0.0% 0.56 Knot Offshore Partners LP. 578 1,036 64.2% 0.59 0.0% 0.21 Capital Product Partners 298 1,284 81.1% 0.78 0.0% 0.15 GasLog Partners 268 1,424 84.2% 0.94 0.0% 0.15 Dynagas LNG Partners LP 141 683 82.9% 0.72 0.0% 0.12 Mean 72.8% 0.84 0.0% 0.24 Höegh LNG Partners $225 $574 71.9% 0.92 0.0% 0.26 Publicly Traded LNG Peers (1) WACC Analysis Cost of Equity Sensitivities (Peer Mean) WACC Analysis WACC Sensitivities (Peer Mean) Mean (All) Adj. Unlevered Beta 0.24 Total Debt / Total Capitalization (3) 60.0% Tax Rate 0.0% Adjusted Equity Beta 0.60 Risk-Free Rate (4) 3.3% Market Risk Premium (5) 6.2% - 7.5% Size Premium (6) 4.8% Cost of Equity 11.8% - 12.5% Pre-tax Cost of Debt (7) 6.0% After-Tax Cost of Debt 6.0% WACC 8.3% - 8.6% Market Risk Premium @ 6.2% Market Risk Premium @ 7.5% Adj. Unlevered Beta Adj. Unlevered Beta 0.14 0.19 0.24 0.29 0.34 50.0% 9.8% 10.4% 11.0% 11.7% 12.3% 55.0% 10.0% 10.7% 11.4% 12.1% 12.7% 60.0% 10.2% 11.0% 11.8% 12.6% 13.3% 65.0% 10.5% 11.4% 12.3% 13.2% 14.1% 70.0% 10.9% 12.0% 13.0% 14.0% 15.1% Total Debt / Total Cap Market Risk Premium @ 7.5% Adj. Unlevered Beta 0.14 0.19 0.24 0.29 0.34 50.0% 10.1% 10.9% 11.6% 12.4% 13.1% 55.0% 10.4% 11.2% 12.0% 12.8% 13.7% 60.0% 10.6% 11.6% 12.5% 13.4% 14.4% 65.0% 11.0% 12.1% 13.2% 14.2% 15.3% 70.0% 11.5% 12.8% 14.0% 15.2% 16.5% Total Debt / Total Cap Market Risk Premium @ 6.2% Market Risk Premium @ 7.5% Adj. Unlevered Beta Adj. Unlevered Beta 0.14 0.19 0.24 0.29 0.34 50.0% 7.9% 8.2% 8.5% 8.8% 9.1% 55.0% 7.8% 8.1% 8.4% 8.7% 9.0% 60.0% 7.7% 8.0% 8.3% 8.6% 8.9% 65.0% 7.6% 7.9% 8.2% 8.5% 8.8% 70.0% 7.5% 7.8% 8.1% 8.4% 8.7% Total Debt / Total Cap Market Risk Premium @ 7.5% Adj. Unlevered Beta 0.14 0.19 0.24 0.29 0.34 50.0% 8.1% 8.4% 8.8% 9.2% 9.6% 55.0% 8.0% 8.3% 8.7% 9.1% 9.5% 60.0% 7.9% 8.2% 8.6% 9.0% 9.4% 65.0% 7.8% 8.1% 8.5% 8.9% 9.2% 70.0% 7.7% 8.0% 8.4% 8.8% 9.1% Total Debt / Total Cap 2. Bloomberg 2-year weekly adjusted beta against the S&P 500 index 3. Based on average projected HMLP capital structure from 2022 to 2025 in Case 7 4. U.S. Treasury 20-year note current yield to maturity as of 5/23/2022 5. Low end of range represents Duff & Phelps’ long-horizon expected equity risk premium (supply-side), defined as historical equity risk premium minus price-to-earnings ratio calculated using three-year average earnings; high end of range represents Duff & Phelps’ long-horizon expected equity risk premium (historical), defined as large company stock total return minus long-term government bond income returns 6. Size premium per Duff & Phelps 2022 report, based on the decile breakdown for approximate equity valuation range of $10 – $289 million 41 ($ in millions) Source: Management Projections, Partnership materials, FactSet and Bloomberg (5/23/22), Duff & Phelps 2022 Valuation Handbook Note: Excelerate Energy excluded from analysis due to recency of its initial public offering 1. Includes corporate debt, lease liabilities and preferred equity as of 3/31/2022. Dynagas LNG Partners LP based on 12/31/21 figures. HMLP based on draft Q1 2022 figures provided by Partnership Management on 5/23/22 7. Cost of debt is calculated based on HMLP’s 2022 blended interest rate; includes preferred equity dividend rate

Preliminary Draft – Confidential Excelerate Energy – Broker Growth Estimates Source: FactSet (as of 5/23/22) 42 ($ in millions, except per share data) Broker Forecasted EBITDA Broker Forecasted Dividends per Share $0.08 $0.11 $0.13 $0.24 2022E 2023E 2024E 2025E $262 $308 $339 $502 2022E 2023E 2024E 2025E 24.1% CAGR 41.5% CAGR